UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVBG	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020, our Board of Directors unanimously appointed Simon Paris as a member of our Board of Directors, effective immediately, to hold office until our 2021 annual meeting of stockholders and his successor has been duly elected and qualified or his earlier death, resignation or removal. Mr. Paris also will serve as a member of the Nominating and Corporate Governance Committee. The Board has determined that Mr. Paris satisfies the definition of an “independent director” under the Nasdaq listing standards and the Board’s Corporate Governance Guidelines.

Mr. Paris, age 50, has served as Chief Executive Officer at Finastra, one of the largest global financial technology companies, since June 2018. He was Finastra’s President and Deputy Chief Executive Officer from June 2017 to June 2018, and joined Finastra as President in June 2015. Previously, Mr. Paris was President, Industry Cloud at SAP, a global enterprise resource planning software company, from June 2007 to June 2015.

Mr. Paris will be entitled to receive the customary annual compensation paid to our non-employee directors, which currently consists of an annual cash retainer of $40,000, plus $4,000 per year for committee membership. Mr. Paris has been granted 5,000 restricted stock units which will vest in increments of 33% on February 28, 2021, 33% on February 28, 2022, and 34% on February 28, 2023, provided that there has not been a termination of continuous service as of each such date. The vesting and other material terms of these stock restricted stock units are the same as those that apply to the non-employee directors’ annual equity awards. In addition, Mr. Paris will receive a grant of restricted stock units with a value of $100,000 on an annual basis following each annual meeting of stockholders, commencing with the 2021 annual meeting. The material terms of the non-employee directors’ annual compensation are described in our most recent proxy statement filed with the Securities and Exchange Commission on April 5, 2019, under the heading “Director Compensation.”

Mr. Paris does not have any family relationships with any of the Company’s directors or executive officers, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K, and was not appointed pursuant to any arrangement or understanding with any other person.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release dated February 5, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: February 14, 2020	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

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